UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 23, 2013

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Patrick Industries, Inc. (the “Company”) on May 29, 2013 (the “Original 8-K”). The Original 8-K was filed to, among other things, report the results of the matters submitted to a vote at the 2013 Annual Meeting of Shareholders of the Company held on May 23, 2013 (the “2013 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of the shareholder advisory (non-binding) vote on executive compensation. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original 8-K.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The Company is filing this Amendment to the Original 8-K to report that, consistent with the voting results at the 2013 Annual Meeting, the Company has determined to hold an advisory vote on the compensation of the Company’s named executive officers every three years until the next non-binding shareholder vote on the frequency of shareholder votes on executive compensation, or until the Board of Directors otherwise determines a different frequency for such non-binding votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: August 22, 2013	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer